                    Chase Manhattan Auto Grantor Trust 1996-B
                         Statement to Certificateholders
                                October 15, 1999


                                                       DISTRIBUTION IN DOLLARS
-----------------------------------------------------------------------------------------------------------------------------------
             ORIGINAL               PRIOR                                                                               CURRENT
               FACE               PRINCIPAL                                                    REALIZED  DEFERRED      PRINCIPAL
CLASS          VALUE               BALANCE         PRINCIPAL        INTEREST        TOTAL       LOSSES   INTEREST        BALANCE
-----        --------             ---------        ---------        --------        -----      --------  --------      ---------
   A     1,478,422,107.71      270,193,389.95    19,700,114.28    1,488,315.26   21,188,429.54   0.00      0.00      250,493,275.67
   B        45,725,000.00        8,356,607.14       609,289.95       47,075.55      656,365.50   0.00      0.00        7,747,317.19
TOTALS   1,524,147,107.71      278,549,997.09    20,309,404.23    1,535,390.81   21,844,795.04   0.00      0.00      258,240,592.86



                        FACTOR INFORMATION PER $1000 OF ORIGINAL FACE
 ----------------------------------------------------------------------------------
              PRIOR                                                      CURRENT
             PRINCIPAL                                                  PRINCIPAL
 CLASS        FACTOR        PRINCIPAL      INTEREST        TOTAL          FACTOR
 -----       ---------      ---------      --------        -----        ---------
    A      182.75794750    13.32509449    1.00669170    14.33178619    169.43285302
    B      182.75794729    13.32509459    1.02953636    14.35463095    169.43285271
 TOTALS    182.75794750    13.32509449    1.00737705    14.33247154    169.43285301



PASS-THROUGH RATES
------------------
          CURRENT
CLASS    PASS-THRU
           RATE
------------------
  A      6.610000%
  B      6.760000%

           IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
                                 Kimberly Costa
             The Chase Manhattan Bank - Structured Finance Services
                         450 W. 33rd Street, 14th Floor,
                            New York, New York 10001
                               Tel: (212) 946-3247
                        Email: kimberly.k.costa@chase.com

[Image]                         (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                    Chase Manhattan Auto Grantor Trust 1996-B
                                October 15, 1999
                         STATEMENT TO CERTIFICATEHOLDERS

            Due Period                                                       37

            Due Period Beg Date                                        09/01/99

            Due Period End Date                                        09/30/99

            Determination Date                                         10/08/99

Section 5.8(iii) Servicing Fee                                       232,125.00
Section 5.8(iii) Servicing Fee per $1000                             0.15229829

Section 5.8(v) Pool Balance at the end of the Collection Period  258,240,592.86

Section 5.8(vi) Net Losses for Collection Period                     367,382.92

Section 5.8(vii) Carryover Shortfall for Collection Period

            Class A Interest                                               0.00

            Class B Interest                                               0.00

            Class A Principal                                              0.00

            Class B Principal                                              0.00

            TOTAL                                                          0.00

Section 5.8(viii) Reserve Account Balance after Disbursement      11,414,626.89

Section 5.8(ix) Specified Reserve Account Balance                 11,431,103.00

Section 5.8(x) Repurchase Amounts for Repurchased Receivables

            By Seller                                                      0.00

            By Servicer                                              209,738.02

            TOTAL                                                    209,738.02

Section 5.8(xi) Advance Summary for Collection Period

            Unreimbursed Advances for Previous Period              4,134,559.60

            Unreimbursed Advances for Period                       4,086,500.37

            Change From Previous Periods                             -48,059.23

            Reimbursed advance from collections                      357,520.02

            Reimbursed advance from liquidation proceeds              26,759.08

            Reimbursed advance from reserve account withdrawals            0.00

[Image]                         (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION